UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2020

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2020, Teresa Madden notified Peabody Energy Corporation (the “Company”) of her decision to resign from the Board of Directors (the “Board”) of the Company, effective on the election of a new director, which took place on July 15, 2020. Ms. Madden’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Ms. Madden’s resignation, the Board appointed Nicholas Chirekos as the Chair of the Board’s Audit Committee.

In notifying the Company’s Board of Directors, Chairman Robert A. Malone noted: “I’d also like to thank Teresa for her years of service and the significant contributions she brought to the Peabody board and to the Audit Committee as Chair,” said Malone. “Along with my colleagues on the board, we wish Teresa the very best in all her future endeavors.”

On July 15, 2020, and effective on such date, the Board of Directors of the Company appointed William “Bill” Champion to serve as a director of the Company, with a term expiring at the Company’s 2021 Annual Meeting of Stockholders. As of the date of this Current Report on Form 8-K (this “Report”), the Board has not appointed Mr. Champion to any committees of the Board, and the Company will amend this Report when Mr. Champion is appointed to any Board committees.

Mr. Champion was appointed to serve as a director of the Company as contemplated by the Agreement, dated as of February 4, 2020, by and among the Company, Elliott Investment Management L.P., Elliott Associates, L.P. and Elliott International, L.P. (the “Agreement”), which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2020 (the “Prior Form 8-K”). Other than as described in the Prior Form 8-K and the Agreement, there are no arrangements or understandings between Mr. Champion and any other persons pursuant to which Mr. Champion was named a director of the Company. Mr. Champion does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Champion does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Mr. Champion will participate in the Company’s non-employee director compensation program, which is described on pages 29 through 31 of the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, filed with the SEC on March 25, 2020. In connection with his appointment to the Board, Mr. Champion received a prorated grant of deferred stock units (“DSUs”), awarded on July 15, 2020. The number of DSUs granted to Mr. Champion was determined by dividing $116,666 by $10.00 per share (rounding down to the nearest whole DSU). The DSUs granted to Mr. Champion generally vest monthly over a ten-month period beginning on August 8, 2020. However, the underlying shares generally are not distributed until the earlier of (1) three years after the grant date and (2) Mr. Champion’s separation from service, subject to any deferral election under the terms of the deferred stock unit agreement. A copy of the form of deferred stock unit agreement has previously been filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In addition, the Company has entered into its standard director indemnification agreement with Mr. Champion.

A copy of the press release announcing Ms. Madden’s resignation and Mr. Champion’s appointment to the Board is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

July 16, 2020	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer